UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/04/2009

GeoPharma, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16185

FL	59-2600232
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6950 Bryan Dairy Road, Largo, FL 33777
(Address of principal executive offices, including zip code)

(727) 544-8866
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

American Antibiotics, LLC, a majority owned subsidiary of GeoPharma, has reached agreement with Consolidated Pharmaceutical Group, Inc. ("CPG"), the directors of CPG and two other individuals acting on behalf of CPG (collectively, "CPG Parties") and entered into a Settlement and Mutual Release Agreement ("Settlement Agreement") and other documents (collectively, hereinafter referred to as "Settlement Documents") on September 4, 2009 settling all claims against the other.
The litigation arose from and relates to certain agreements entered into between American Antibiotics and CPG, whereby American Antibiotics acquired certain business assets of CPG for the production of Beta-Lactam Antibiotics as well as all CPG's rights, title and interest in various pharmaceutical Abbreviated New Drug Applications ("ANDAs") associated with a Baltimore, Maryland manufacturing facility owned and formerly operated by CPG dedicated for the production of Beta-Lactam Antibiotics ("Facility") under an ANDA Sale and Purchase Agreement ("ASPA") dated February 7, 2005, and entered into a lease for the Baltimore Facility dated July 19, 2005 (the "Lease").
The September 2006 lawsuit brought by the Company alleged that CPG breached the ASPA & Lease with certain misrepresentations related to the ANDA's and failed to perform all the required improvements and modifications to the Facility under the Lease. Consolidated with American Antibiotic's lawsuit was a separate action filed against it by CPG, alleging that American Antibiotics failed to pay rent due and owing under the Lease.

Under the terms of settlement: the AA Parties and the CPG Parties (collectively, the "Parties") the agreed to execute a new three (3) year lease for the Facility with renewable options. The new lease also confers upon American Antibiotics a three (3) year option to purchase the Facility, a 65,600 square foot manufacturing plant consisting of an approximately 40,000 square foot non-sterile area and an approximately 25,600 square foot sterile area for injectable Beta-Lactam antibiotics, and the approximately 4.4 acres on which the Facility is located.

Further, all prior agreements, financial obligations, understandings or other commitments between the Parties were terminated, superseded and extinguished with the execution of the Settlement Documents. The Press Release, the Settlement Agreement, the Facility Lease and the Note are attached as Exhibits 99.1 through 99.4, respectively.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits. The following documents are filed as exhibits to this report:

99.1 Press release issued September 8, 2009
99.2 Settlement Agreement
99.3 Facility Lease between Consolidated Pharmaceutical Group, Inc. and American Antibiotics, LLC
99.4 Confessed Judgement Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoPharma, Inc.

Date: September 11, 2009	By:	/s/ Mihir K. Taneja
Mihir K. Taneja
Chief Executive Officer

GeoPharma, Inc.

Date: September 11, 2009	By:	/s/ Carol Dore-Falcone
Carol Dore-Falcone
Sr. VP/CFO (Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
EX-99.2
EX-99.1
EX-99.3
EX-99.4